Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 (the “Registration Statement”) of QumulusAI, Inc. of our report dated July 3, 2025, relating to the financial statements of The Cloud Minders, Inc. as of December 31, 2024 and 2023 and for the years then ended, which report appears in the Registration Statement on Form S-1, as amended, of QumulusAI, Inc., as filed with the Securities and Exchange Commission.

/s/ BPS & Associates, LLC

Ellicott City, Maryland

August 31, 2026